Exhibit 10.26
WARRIOR MET COAL, INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Performance-Based Vesting Award - 2019 Retention Grant)

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), effective as of February 8, 2019 (the “Grant Date”), is by and between Warrior Met Coal, Inc. (the “Company”) and ___________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has established the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (as it may be amended, the “Plan”); and

WHEREAS, the Company desires to provide the Participant with an opportunity to share in the long-term growth and value creation of the Company by granting the Participant Restricted Stock Units (as defined in the Plan) (“RSUs”) pursuant to Section 9 of the Plan and subject to the terms and conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Grant of Restricted Stock Units and Settlement.

(a)Subject to the terms, conditions and restrictions set forth herein, the Company hereby grants to the Participant the number of RSUs represented by $____________ (the “Target Award”), which number of RSUs will be determined based on the Fair Market Value of such RSUs as of the last day of the Performance Period (as defined herein). This Award represents the right to earn up to the Target Award, and each RSU granted hereunder represents the right to receive one share of the Company’s Common Stock or cash, as set forth in Section 3 hereof, on the Settlement Date (as defined herein). The RSUs are granted pursuant to the Plan and will be subject to the terms of the Plan and this Agreement. Except as otherwise set forth herein, for purposes of this Agreement, the term “Performance Period” shall be the period commencing on January 1, 2019 and ending on December 31, 2021. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

(b)Subject to the terms and conditions of this Agreement and the Plan, including without limitation Section 12 of the Plan, each RSU constitutes the right of the Participant to receive one share of Common Stock or cash, as set forth in Section 3 hereof, on the Settlement Date.

(c)The Company shall establish and maintain an RSU bookkeeping account for the Participant (the “Account”), and the Account shall be credited with the Target Award granted to the Participant. The Participant’s interest in the Account shall be that of a general, unsecured creditor of the Company.
2.     Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the RSUs are that they will be forfeited by the Participant and all of the Participant’s rights to such RSUs shall immediately terminate without any payment or consideration by the Company in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such RSUs made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, by the Participant without the written consent of the Committee.

3.     Performance Goal; Earned Shares.

(d)Performance Goal. The number of shares of the Company’s Common Stock earned by the Participant will be determined by the Committee at the end of the Performance Period based on the level of achievement of the Performance Goal in accordance with Exhibit A. Subject to the terms of this Agreement, if the Performance Goal is not reached for the Performance Period, the Award and the Participant’s right to receive any shares of the Company’s Common Stock or cash shall automatically expire and be forfeited without payment of any consideration, effective as of the last day of the Performance Period. All determinations of whether and the extent to which the Performance Goal has been achieved and the number of shares of the Company’s Common Stock earned by the Participant, if any, shall be made by the Committee in its sole discretion.

(e)Earned Shares. Promptly following completion of the Performance Period, and in any event within two and one-half (2 ½) months following the end of the Performance Period, the Committee will review and certify in writing whether, and to what extent, the Performance Goal has been achieved, and the number of shares of the Company’s Common Stock that the Participant has earned and that are to be issued by the Company, rounded to the nearest whole share (the “Earned Shares”). On the date of the Committee’s written certification (the “Settlement Date”), the Company shall, at the Participant’s sole discretion (subject to the availability of shares under the Plan), (i) issue or cause to be issued in the name of the Participant the number of Earned Shares, if any, or (ii) make or cause to be made to the Participant a cash payment equal to the Fair Market Value, determined as of the last day of the Performance Period, of the Earned Shares. If the Participant chooses to receive the Earned Shares, the Company shall enter the Participant’s name (or the name of the Participant’s personal representative) on the books of the Company as a shareholder of record of the Company with respect to the Earned Shares as of the Settlement Date. Such written certification of the Committee shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. Upon the issuance of the Earned Shares or the making of a cash payment equal to the Fair Market Value, determined as of the last day of the Performance Period, of the Earned Shares to the Participant, the RSUs shall cease to be credited to the Account.

(f)Termination of Continuous [Employment / Service].

(i)Subject to Section 3(d) below, in the event of the termination of the Participant’s continuous [employment with the Company or an Affiliate / service as a member of the Board] for any reason other than death or disability (as defined and determined in the sole discretion of the Committee) prior to the end of the Performance Period, the RSUs and the Participant’s right to receive any Earned Shares pursuant to this Agreement shall be forfeited as of the date of such termination without payment of any consideration.
(ii)In the event of the termination of the Participant’s continuous [employment with the Company or an Affiliate / service as a member of the Board] as a result of the Participant’s death or disability (as defined and determined in the sole discretion of the Committee) prior to the last day of the Performance Period, the Participant will be issued the Earned Shares otherwise issuable pursuant to Section 3 hereof. The Company shall issue the Earned Shares in accordance with the timing specified in Section 3(b) above.
(g)Change in Control. In the event of a Change in Control during the Performance Period, the Award shall be payable at the Target Award level on the effective date of such Change in Control and such Earned Shares shall be issued within thirty (30) days following such Change in Control, provided, that, the

Participant remains in continuous [employment / service] through and including the date of a Change in Control.

4.     Rights as a Shareholder.  Unless and until the RSUs become settled in shares of Common Stock, if any, in accordance with Section 3 above, the Participant shall have no rights as a shareholder relating thereto. On the Settlement Date, the Participant shall become the record owner of the shares of Common Stock issued in respect of the Award, if any, and as record owner shall be entitled to all rights of a shareholder of the Company.

5.     Tax Withholding.

(a)    The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any cash, shares of Common Stock, other securities or other property deliverable under the RSUs or from any compensation or other amounts owing to a Participant, subject to compliance with Section 409A (as defined below), the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the RSUs, or any payment or transfer of the RSUs or under the Plan, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(b)     Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by (i) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (ii) having the Company withhold from the number of shares of Common Stock or cash otherwise issuable or deliverable pursuant to the settlement of the RSUs a number of shares or cash, as applicable, with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

6.     Restrictive Covenants.
(a)    The Participant acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees as follows:
(i)Confidentiality. The Company has advised the Participant and the Participant acknowledges that it is the policy of the Company and its Affiliates to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company and its Affiliates. All Protected Information shall remain confidential permanently and the Participant shall not at any time, directly or indirectly, divulge, furnish or make accessible to any Person (otherwise than as may be required in the regular course of the Participant’s [employment with / service to] the Company), nor use in any manner, either during the term of [employment / service] or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company or any of its Affiliates to enter the public domain;
For purposes of this Agreement, the term “Protected Information” shall mean trade secrets, confidential and proprietary business information of the Company and its Affiliates, and any other information of the Company and its Affiliates, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its Affiliates and their respective agents or employees, including the Participant; provided, however, that information that is in the public domain (other than as a result of a breach of this Agreement), approved for release by the Company or an Affiliates or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company or such Affiliates, is not Protected Information.
(ii)[Non-Solicitation. During the term of employment and for a period of twelve (12) months after the Participant’s employment terminates for any reason, the Participant shall not (i) employ or retain or solicit for employment or arrange to have any other person employ or retain or solicit for employment or otherwise participate in the employment or retention of any person who is an employee of the Company or any of its Affiliates or (ii) call upon, solicit, write, direct, divert, influence or accept business (either direct or indirectly) with respect to any account or customer or prospective customer of the Company or any of its Affiliates; and]
(iii)Non-Disparagement. At all times, the Participant agrees not to disparage the Company or any of its Affiliates or employees or otherwise make comments harmful to the Company’s reputation.
(h)Injunctive Relief. The Participant acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company or any of its Affiliates shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.
(i)Blue Pencil. The Participant and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
7.    Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue or transfer any shares of Common Stock or make any payment of cash to the Participant hereunder if such issuance or transfer of shares of Common Stock or payment of cash shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination hereunder by the Committee shall be final, binding and conclusive.

8.     Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company.

9.     Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

10.     Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

11.     Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

12.     Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement and the payment(s) hereunder are intended to either be exempt from or comply with Section 409A of the Code and the regulations and other guidance published thereunder (collectively, “Section 409A”), and shall at all times be interpreted and administered in accordance with such intent, including with respect to any required delay in settlement for a “specified employee” under Section 409A. In no event will the Company or its Affiliates or any of their respective employees, directors, officers, agents, representatives, attorneys, equityholders, principals, partners, members, managers or affiliates have any liability for any failure of this Agreement to satisfy the requirements of, or be exempt from, Section 409A, and such parties do not guarantee that this Agreement complies with, or is exempt from, Section 409A. The Participant acknowledges and agrees that the Participant shall not have any right to designate, directly or indirectly, the time of payment of any amount payable hereunder.

13.     Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

14.     Entire Agreement. This Agreement contains the entire agreement between the parties with respect to such subject matter and supersedes all prior written or oral agreements or understandings.

15.     No Right to Continued [Employment / Service]. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s continuous [employment / service] at any time and for any reason or no reason.

16.    Recoupment Policies. Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by the Warrior Met Coal, Inc. Incentive Recoupment Policy, applicable law (including Section 409A) and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its Affiliates at any time to a Participant under the Plan, including this Award, and the Participant, by accepting this Award pursuant to the Plan and this Agreement, agrees to comply with any Company request or demand for such recoupment.

17.    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

18.     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

19.     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile, PDF and other electronic copies of the parties’ signatures shall have the same force and effect as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WARRIOR MET COAL, INC.

By:
Name:      Walter J. Scheller, III
Title:     Chief Executive Officer

PARTICIPANT

By:
Name: